Exhibit 10.21

                         Canadian Sub-License Agreement

                                 By and between

                          SureCells Portable Power Ltd
                                       and
       A.C. Simmonds & Sons division of Wireless Source Distribution Ltd.

This North American Sub-License Agreement (this "Agreement") made as of the 1st day of August 2004, by and between SureCells Portable Power Ltd. (hereinafter "SureCells") and A.C. Simmonds & Sons division of Wireless Source Distribution Ltd, a corporation organized under the laws of the Province of Saskatchewan (hereinafter the "Company").

For and in consideration of the terms and conditions contained hereinafter, the parties hereto agree as follows:

1.0 Term.

The term of this Agreement shall be for an initial term from the date hereof to December 31, 2005 provided, however, that either party may terminate the Agreement. This Agreement will automatically renew for a term of 1 (one) year unless 90 days prior written notice is provided by the Company that it does not intend to allow renewal.

2.0 Sub-License.

      2.1 SURECELLS will be sub-licensed for the purposes of promoting it's private label programs, either fundraising, distributed or via retail channels the following product lines:

            2.1.1 SureCells Brand Batteries

            2.1.2 SureCells Brand Flashlights & Battery Plus Products

            2.1.3 SchoolFuel(TM) Brand products

      2.2. SURECELLS will be sub-licensed in North America for the products described in 2.1 above.

      2.3. The Company will retain the rights to the product lines for all other territories under master licenses throughout the world.

      2.4. The Company reserves the right to sell batteries, flashlight & battery plus products through its own retail operations in Canada.

      2.5. The Company reserves the right to source and sell wireless radio batteries in Canada.

      2.6. SureCells will hold the exclusive rights to import, distribute and sell batteries for the fundraising market for any and all brands licensed by the company, or Prime Battery Products Ltd.

3.0 Royalties and Commissions.

      3.1. SURECELLS will pay the Company a 7% royalty on purchases of products direct from suppliers as follows:

            3.1.1. SURECELLS will deliver to the Company copies of all purchase orders to suppliers when issued.

            3.1.2. Royalty payments on purchase orders issued will be due on the last business day of the following month received.


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4.0 Inventory.

      4.1 Existing inventory (including in-transit inventory) of the Company will made available to SURECELLS on the following basis:

            4.1.1 The Company, at its sole discretion, will first determine what inventory it wishes to reserve for current operations.

            4.1.2 SURECELLS will be provided the one time opportunity to determine which inventory it wishes to purchase.

            4.1.3 SURECELLS will acquire inventory under Article 4.1 at the
                  Company's current landed cost plus 7%.

            4.1.4 SURECELLS will pay for inventory acquired under Article 4.1 in three installments 50% on August 01, 2004, 25% October 15, 2004 and 25% on December 15th, 2004.

      4.2 SURECELLS will not rely on the Company for any financing whatsoever for purchases directly from suppliers and for greater certainty will arrange for sufficient funding to operate the Canadian business.

SURECELLS, and A.C. Simmonds & Sons Limited certify that are not under common control and are not related parties to any of the Wireless Age Communications, Inc. group of companies.

5.0 Accounts payable.

      5.1 SureCells will not assume any outstanding accounts payable associated with AC Simmonds or it's operating units. To allow an unencumbered relationship with certain key suppliers, (see list in appendix A), AC Simmonds will ensure outstanding payables are settled to the satisfaction of all related parties in a timely manner.

6.0 Operating Costs.

      6.1 SureCells will not assume any staff or operating costs associated with the former AC Simmonds Woodbridge facility.

7.0 Accounts Receivable Issues.

      7.1 SURECELLS agrees to assume any accounts receivable related to the AC Simmonds fundraising business unit from this day forward.

      7.2   SureCells will purchase these receivables at book value.

8.0 Miscellaneous.

      8.1 SURECELLS agrees purchase certain assets of AC Simmonds for the value agreed on completion of this agreement. (See list in Appendix
            A)

      8.2 SureCells agrees to purchase the customer list, SureCells files and any marketing materials, booths and displays for the agreed value on completion of this agreement. (See list Appendix A)

9.0 Accounting System

      9.1 The company shall provide accounting services to set up the bookkeeping and financial system within QuickBooks to operate SureCells' fundraising Business unit. SureCells will be responsible for maintaining the records once the system is set up.

10.0 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested, (ii) hand delivered, (iii) sent by electronic mail, or
(iv) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):


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(i)   if to the Company at:                (ii)   if to SURECELLS at:

      13980 Jane Street                           1214 Maple Gate Road
      King City, Ontario L7B A3                   Pickering, ON L1X 1S7
      Attention: Gary N. Hokkanen                 Attention Clifford H. Schmitt

Each notice or communication shall be deemed to have been given on the date received.

11.0 Miscellaneous Provisions.

      11.1 This Agreement contains the complete understanding of the parties hereto and there are no understandings, representations, or warranties of any kind, express or implied not specifically set forth herein. This Agreement may be amended only be written documents signed by duly authorized representatives of each of the parties hereto.

      11.2 This Agreement shall be governed, construed and interpreted in accordance with the laws of the Province of Ontario.

      11.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

      11.4 This Agreement shall be for the benefit of SURECELLS and the Company and shall be binding upon the parties and their respective successors and permitted assigns.

      11.5 Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reasons whatsoever, such term or provision shall be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

A.C. Simmonds & Sons division of Wireless Source Distribution Ltd.

Per:

____________________________________


____________________________________   Dated MM/DD/YYYY ________________________


SureCells Portable Power Ltd. (two signatures required)

Per:

____________________________________


____________________________________   Dated MM/DD/YYYY ________________________


SureCells Portable Power Ltd. (two signatures required)

Per:

____________________________________


____________________________________   Dated MM/DD/YYYY ________________________


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